UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Earliest Event Reported: September 11, 2021

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2021, Ken Stacherski, age 50, was appointed to the position of Chief Operations Officer of Array Technologies, Inc. (the “Company”) by the Board, with effect from October 22, 2021. Mr. Stacherski currently serves as the Company’s Senior Vice President of Operations. Mr. Stacherski has three decades of experience managing supply chains across many different industries. Prior to his employment by the Company, Mr. Stacherski was part of Honeywell International, Inc.’s aerospace division, where he most recently served as Vice President of Integrated Supply Chain. Prior to Honeywell, Mr. Stacherski was President & COO of Composite Technologies. He began his career with U.S. Manufacturing Corporation before spending 13 years with Ford Motor Company. Mr. Stacherski holds a bachelor's degree from GMI Engineering and Management Institute and a master's degree in engineering management from Wayne State University.

Mr. Stacherski succeeds Stuart Bolland, the current Chief Operations Officer of the Company, who gave notice on September 11, 2021 of his intention to resign from his position as an officer and employee of the Company and its subsidiaries and affiliates, with effect from October 22, 2021. Mr. Bolland has agreed to stay on to assist with the transition of Mr. Stacherski. Mr. Bolland’s resignation is not the result of any material disagreement with the Company regarding its operations, policies or practices.

In connection with his appointment, Mr. Stacherski also entered into an indemnification agreement with the Company in the form previously used with the Company’s executive officers. Mr. Stacherski does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Stacherski and any other person pursuant to which Mr. Stacherski was appointed as Chief Operations Officer of the Company. There are no transactions in which Mr. Stacherski had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

By:	/s/ Tyson Hottinger
Name:	Tyson Hottinger
Title:	Chief Legal Officer and General Counsel
Date: September 16, 2021